                                                                       EXHIBIT 1
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                BY AND BETWEEN

                              DESKTOP DATA, INC.

                                      AND

                               INDIVIDUAL, INC.



                          DATED AS OF NOVEMBER 2, 1997

TABLE OF CONTENTS                                                           Page
                                                                            ----

ARTICLE I -- THE MERGER......................................................  2

 SECTION 1.01.  THE MERGER. .................................................  2
 SECTION 1.02.  EFFECTIVE TIME. .............................................  2
 SECTION 1.03.  EFFECT OF THE MERGER.........................................  2
 SECTION 1.04.  CERTIFICATE OF INCORPORATION; BY-LAWS........................  3
 SECTION 1.05.  DIRECTORS AND OFFICERS.......................................  3
 SECTION 1.06.  EFFECT ON CAPITAL STOCK......................................  3
 SECTION 1.07.  EXCHANGE OF CERTIFICATES.....................................  4
 SECTION 1.08.  STOCK TRANSFER BOOKS.........................................  6
 SECTION 1.09.  NO FURTHER OWNERSHIP RIGHTS IN INDIVIDUAL COMMON STOCK.......  6
 SECTION 1.10.  LOST, STOLEN OR DESTROYED CERTIFICATES.......................  6
 SECTION 1.11.  TAX AND ACCOUNTING CONSEQUENCES..............................  6
 SECTION 1.12.  TAKING OF NECESSARY ACTION; FURTHER ACTION...................  6
 SECTION 1.13.  MATERIAL ADVERSE EFFECT......................................  7

ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF INDIVIDUAL...................  7

 SECTION 2.01.  ORGANIZATION OF INDIVIDUAL...................................  7
 SECTION 2.02.  CAPITAL STRUCTURE............................................  7
 SECTION 2.03.  OBLIGATIONS WITH RESPECT TO CAPITAL STOCK....................  8
 SECTION 2.04.  AUTHORITY....................................................  8
 SECTION 2.05.  SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW NOT
                  APPLICABLE.................................................  9
 SECTION 2.06.  SEC FILINGS; INDIVIDUAL FINANCIAL STATEMENTS................. 10
 SECTION 2.07.  ABSENCE OF CERTAIN CHANGES OR EVENTS......................... 10
 SECTION 2.08.  TAXES........................................................ 11
 SECTION 2.09.  INTELLECTUAL PROPERTY........................................ 11
 SECTION 2.10.  COMPLIANCE; PERMITS; RESTRICTIONS............................ 12
 SECTION 2.11.  LITIGATION................................................... 12
 SECTION 2.12.  BROKERS' AND FINDERS' FEES................................... 12
 SECTION 2.13.  EMPLOYEE BENEFIT PLANS....................................... 13
 SECTION 2.14.  ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.... 13
 SECTION 2.15.  ENVIRONMENTAL MATTERS........................................ 13
 SECTION 2.16.  LABOR MATTERS................................................ 14
 SECTION 2.17.  AGREEMENTS, CONTRACTS AND COMMITMENTS........................ 15
 SECTION 2.18.  POOLING OF INTERESTS......................................... 16
 SECTION 2.19.  CHANGE OF CONTROL PAYMENTS................................... 16
 SECTION 2.20.  STATEMENTS; PROXY STATEMENT/PROSPECTUS....................... 16
 SECTION 2.21.  BOARD APPROVAL............................................... 17
 SECTION 2.22.  FAIRNESS OPINION............................................. 17
 SECTION 2.23.  MINUTE BOOKS................................................. 17

ARTICLE III REPRESENTATIONS AND WARRANTIES OF DESKTOP........................ 17

 SECTION 3.01.  ORGANIZATION OF DESKTOP...................................... 17
 SECTION 3.02.  DESKTOP CAPITAL STRUCTURE.................................... 17

 SECTION 3.03.  OBLIGATIONS WITH RESPECT TO CAPITAL STOCK.................... 18
 SECTION 3.04.  AUTHORITY.................................................... 18
 SECTION 3.05.  SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW NOT
                APPLICABLE................................................... 20
 SECTION 3.06.  SEC FILINGS; DESKTOP FINANCIAL STATEMENTS.................... 20
 SECTION 3.07.  ABSENCE OF CERTAIN CHANGES OR EVENTS......................... 21
 SECTION 3.08.  TAXES........................................................ 21
 SECTION 3.09.  INTELLECTUAL PROPERTY........................................ 21
 SECTION 3.10.  COMPLIANCE; PERMITS; RESTRICTIONS............................ 22
 SECTION 3.11.  LITIGATION................................................... 22
 SECTION 3.12.  BROKERS' AND FINDERS' FEES................................... 23
 SECTION 3.13.  EMPLOYEE BENEFIT PLANS....................................... 23
 SECTION 3.14.  ABSENCE OF LIENS AND ENCUMBRANCES; CONDITIONS OF EQUIPMENT... 23
 SECTION 3.15.  ENVIRONMENTAL MATTERS........................................ 24
 SECTION 3.16.  LABOR MATTERS................................................ 24
 SECTION 3.17.  AGREEMENTS, CONTRACTS AND COMMISSIONS........................ 24
 SECTION 3.18.  POOLING OF INTERESTS......................................... 26
 SECTION 3.19.  CHANGE OF CONTROL PAYMENTS................................... 26
 SECTION 3.20.  STATEMENTS; PROXY STATEMENTS/PROSPECTUS...................... 26
 SECTION 3.21.  BOARD APPROVAL............................................... 26
 SECTION 3.22.  FAIRNESS OPINION............................................. 27
 SECTION 3.23.  MINUTE BOOKS................................................. 27

ARTICLE IV -- CONDUCT OF BUSINESS PENDING THE MERGER......................... 27

 SECTION 4.01  CONDUCT OF BUSINESS........................................... 27
 SECTION 4.02.  NO SOLICITATION.............................................. 27

ARTICLE V -- ADDITIONAL INFORMATION.......................................... 30

 SECTION 5.01.  PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT; OTHER
                FILINGS...................................................... 32
 SECTION 5.02.  MEETINGS OF STOCKHOLDERS..................................... 33
 SECTION 5.03.  ACCESS TO INFORMATION; CONFIDENTIALITY....................... 33
 SECTION 5.04.  CONSENTS, APPROVALS.......................................... 34
 SECTION 5.05.  STOCK OPTIONS................................................ 34
 SECTION 5.06.  INDIVIDUAL EMPLOYEE STOCK PURCHASE PLAN...................... 35
 SECTION 5.07.  INDIVIDUAL AFFILIATE AGREEMENT............................... 36
 SECTION 5.08.  DESKTOP AFFILIATE AGREEMENT.................................. 36
 SECTION 5.09.  INDEMNIFICATION AND INSURANCE................................ 36
 SECTION 5.10.  NOTIFICATION OF CERTAIN MATTERS.............................. 37
 SECTION 5.11.  FURTHER ACTION/TAX TREATMENT................................. 38
 SECTION 5.12.  PUBLIC ANNOUNCEMENTS......................................... 38
 SECTION 5.13.  LISTING OF DESKTOP COMMON STOCK.............................. 38
 SECTION 5.14.  CONVEYANCE TAXES............................................. 38
 SECTION 5.15.  ACCOUNTANTS' LETTERS......................................... 38
 SECTION 5.16.  POOLING ACCOUNTING TREATMENT................................. 39
 SECTION 5.17.  THIRD PARTY CONSENTS......................................... 39
 SECTION 5.18.  TAX-FREE REORGANIZATION...................................... 39

 SECTION 5.19.  BOARD OF DIRECTORS OF DESKTOP...............................  39
 SECTION 5.20.  OFFICERS OF DESKTOP.........................................  39
 SECTION 5.21.  CHANGE OF NAME..............................................  39
 SECTION 5.22.  FORM S-8....................................................  40

ARTICLE VI -- CONDITIONS TO THE MERGER......................................  40

 SECTION 6.01.  CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER.  40
 SECTION 6.02.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF DESKTOP.............  40
 SECTION 6.03.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF INDIVIDUAL..........  42

ARTICLE VII -- TERMINATION..................................................  43

 SECTION 7.01.  TERMINATION.................................................  43
 SECTION 7.02.  NOTICE OF TERMINATION; EFFECT OF TERMINATION................  45
 SECTION 7.03.  FEES AND EXPENSES...........................................  45

ARTICLE VIII -- GENERAL PROVISIONS..........................................  47

 SECTION 8.01.  EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.  47
 SECTION 8.02.  NOTICES.....................................................  47
 SECTION 8.03.  CERTAIN DEFINITIONS.........................................  48
 SECTION 8.04.  AMENDMENT...................................................  48
 SECTION 8.05.  WAIVER......................................................  49
 SECTION 8.06.  HEADINGS....................................................  49
 SECTION 8.07.  SEVERABILITY................................................  49
 SECTION 8.08.  ENTIRE AGREEMENT............................................  49
 SECTION 8.09.  ASSIGNMENT..................................................  49
 SECTION 8.10.  PARTIES IN INTEREST.........................................  49
 SECTION 8.11.  FAILURE OR INDULGENCE NOT WAIVER, REMEDIES CUMULATIVE.......  49
 SECTION 8.12.  GOVERNING LAW...............................................  49
 SECTION 8.13.  COUNTERPARTS................................................  50

Exhibits:  Exhibit A:  Desktop Stock Option Agreement
           Exhibit B:  Individual Stock Option Agreement
           Exhibit C:  Form of Desktop Participation Agreement
           Exhibit D:  Form of Individual Participation Agreement
           Exhibit E:  Form of Individual Affiliate Agreement
           Exhibit F:  Form of Desktop Affiliate Agreement

                                                             TH&T Draft 11/11/97
                                                             -------------------

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

          AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of November 2, 1997 (this "Agreement"), between Desktop Data, Inc., a Delaware corporation
               ---------
("Desktop"), and Individual, Inc., a Delaware corporation ("Individual"),
  -------                                                  ----------

                             W I T N E S S E T H :

          WHEREAS, the Boards of Directors of Desktop and Individual have each determined that it is advisable and in the best interests of their respective stockholders for Desktop to enter into a business combination with Individual upon the terms and subject to the conditions set forth herein;

          WHEREAS, in furtherance of such combination, the Boards of Directors of Desktop and Individual have each approved the merger (the "Merger") of Individual with and into Desktop in accordance with the applicable provisions of Delaware General Corporation Law ("Delaware Law"), and upon the terms and
                                   ------------
subject to the conditions set forth herein;

          WHEREAS, pursuant to the Merger, each outstanding share (a "Share") of
                                                                      -----
Individual's common stock, $.01 par value (the "Individual Common Stock"), shall
                                                -----------------------
be converted into the right to receive the Merger Consideration (as defined in Section 1.07(b)), upon the terms and subject to the conditions set forth herein;

          WHEREAS, Desktop and Individual intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code;

          WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Desktop's and Individual's willingness to enter into this Agreement, Desktop shall execute and deliver a Stock Option Agreement in favor of Individual in substantially the form attached hereto as Exhibit A (the "Desktop Stock Option Agreement") and Individual shall execute and deliver a
 ------------------------------
Stock Option Agreement in favor of Desktop in substantially the form attached hereto as Exhibit B (the "Individual Stock Option Agreement" and, together with
                          ---------------------------------
the Desktop Stock Option Agreement, the "Stock Option Agreements").  The Board
                                         -----------------------
of Directors of Desktop and Individual have each approved the Stock Option Agreements;

          WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Desktop's and Individual's willingness to enter into this Agreement, the Chief Executive Officer of Desktop and certain other affiliates of Desktop shall enter into a Participation Agreement in substantially the form attached hereto as Exhibit C (the "Desktop Participation
                                                          ---------------------
Agreements"), and the Chief Executive Officer of Individual and certain other
----------
affiliates of Individual shall enter into a Participation Agreement in substantially the form attached hereto as Exhibit D (the "Individual Participation Agreements" and,
                                   -----------------------------------
collectively with the Desktop Participation Agreements, the "Participation
                                                             -------------
Agreements");
----------

          WHEREAS, Desktop and Individual desire to make certain representations and warranties and other agreements in connection with the Merger; and

          WHEREAS, for accounting purposes, it is intended that the transactions contemplated hereby shall be accounted for as a pooling of interests under U.S. generally accepted accounting principles ("GAAP");

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Desktop and Individual hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

       SECTION 1.01.  THE MERGER.

          (a) Effective Time. At the Effective Time (as defined in Section 1.02), and subject to and upon the terms and conditions of this Agreement and Delaware Law, Individual shall be merged with and into Desktop, the separate corporate existence of Individual shall cease, and Desktop shall continue as the surviving corporation. Desktop as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

          (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section
7.01 and subject to the satisfaction or waiver of the conditions set forth in
Article VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, unless another date, time or place is agreed to in writing by the parties hereto.

          SECTION 1.02.  EFFECTIVE TIME.  As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger in accordance with the relevant provisions of Delaware Law (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the time of such filing being the "Effective Time").
                               --------------

          SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the

Effective Time all the property, rights, privileges, powers and franchises of Individual shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Individual shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

     SECTION 1.04. CERTIFICATE OF INCORPORATION; BY-LAWS.

          (a) Certificate of Incorporation. The Certificate of Incorporation of Desktop, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation; provided, however, that the Certificate of Incorporation of the Surviving Corporation shall be amended as of the Effective Time (i) to increase the number of authorized shares of capital stock of the Surviving Corporation and (ii) so that the name of the Surviving Corporation is "NewsEDGE Corporation."

          (b) By-Laws. The By-Laws of Desktop, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

     SECTION 1.05. DIRECTORS AND OFFICERS. The directors of Desktop immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Desktop immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.06. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Desktop, Individual or the holders of any of the following securities:

          (a) Conversion of Securities. Every Share issued and outstanding immediately prior to the Effective Time (excluding any shares to be canceled pursuant to Section 1.06(b)) shall be converted, subject to Section 1.06(e), into the right to receive one-half (1/2) of a share (the "Exchange Ratio") of validly issued, fully paid and nonassessable common stock of Desktop, $.01 par value per share ("Desktop Common Stock").
                  --------------------

          (b) Cancellation. Each Share held in the treasury of Individual and each Share owned by Desktop or by any direct or indirect wholly owned subsidiary of Individual or Desktop immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

          (c) Stock Options; Employee Stock Purchase Plan. All options to purchase Individual Common Stock then outstanding under Individual's Amended and Restated 1989 Stock Option Plan, 1995 Incentive Stock Option Plan, 1996 Non-Employee Director Stock

Option Plan, 1996 Stock Option Plan and Amended and Restated 1996 Stock Plan (collectively, the "Individual Stock Option Plans") shall be assumed by Desktop
                    -----------------------------
in accordance with Section 5.05. Immediately prior to the Effective Time, all rights to purchase Individual Common Stock then outstanding under Individual's 1996 Employee Stock Purchase Plan (the "Individual Employee Stock Purchase
                                        ----------------------------------
Plan") will be assumed by Desktop in accordance with Section 5.06.

          (d) Warrants. All warrants to purchase Individual Common Stock (the "Warrants") then outstanding shall be assumed by Desktop in accordance with
---------
Section 5.05.

          (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Desktop Common Stock or Individual Common Stock), reorganization, recapitalization or other like change with respect to Desktop Common Stock or Individual Common Stock occurring after the date hereof and prior to the Effective Time.

          (f) Fractional Shares. No fraction of a share of Desktop Common Stock will be issued, but in lieu thereof each holder of Individual Common Stock who would otherwise be entitled to a fraction of a share of Desktop Common Stock (after aggregating all fractional shares of Desktop Common Stock to be received by such holder) shall receive from Desktop an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Desktop Common Stock for the ten (10) most recent days that Desktop Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq Stock Market ("Nasdaq").
                                      ------

     SECTION 1.07. EXCHANGE OF CERTIFICATES.

          (a) Exchange Agent. Desktop shall supply, or shall cause to be supplied, to or for the account of a bank or trust company designated by Desktop (the "Exchange Agent"), in trust for the benefit of the holders of Individual Common Stock, for exchange in accordance with this Section 1.07, through the Exchange Agent, certificates evidencing the Desktop Common Stock issuable pursuant to Section 1.06 in exchange for outstanding Shares.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Desktop will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding Shares (the "Certificates") (i) a letter of
                                                  ------------
transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Desktop may reasonably specify after review by Individual) and
(ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of Desktop Common Stock and, in lieu of any fractional shares thereof, cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Desktop Common Stock which such holder has the right to receive in accordance with the Exchange Ratio in respect of the Shares formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to Section 1.07(c), and (C) cash in lieu of fractional shares of Desktop Common Stock to which such holder is entitled pursuant to Section 1.06(f) (the Desktop Common Stock, dividends, distributions and cash described in this clause (C) being, collectively, the "Merger Consideration"), and the Certificate so surrendered shall forthwith be
 --------------------
canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of Individual as of the Effective Time, Desktop Common Stock and cash may be issued and paid in accordance with this
Article I to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.07(b) and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Desktop Common Stock into which such Shares shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.06.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time, with respect to Desktop Common Stock with a record date after the Effective Time, shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Desktop Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Desktop Common Stock.

          (d) Transfers of Ownership. If any certificate for shares of Desktop Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Desktop or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Desktop Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Desktop or any agent designated by it that such tax has been paid or is not payable.

          (e) No Liability.  Notwithstanding anything to the contrary in this
Section 1.07, neither Desktop nor Individual shall be liable to any holder of Individual Common Stock or Desktop Common Stock for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (f) Withholding Rights. The Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares, such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

          SECTION 1.08. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of Individual shall be closed, and there shall be no further registration of transfers of Individual Common Stock thereafter on the records of Individual.

          SECTION 1.09.  NO FURTHER OWNERSHIP RIGHTS IN INDIVIDUAL COMMON
STOCK. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 1.

          SECTION 1.10.  LOST, STOLEN OR DESTROYED CERTIFICATES.  In the
event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Desktop Common Stock as may be required pursuant to Section 1.06; provided,
                                                                     ---------
however, that Desktop may, in its discretion and as a condition precedent to the
-------
issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Desktop or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          SECTION 1.11. TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Code and (ii) qualify for accounting treatment as a pooling of interests under GAAP. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

          SECTION 1.12. TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Desktop and Individual in good faith will take all such commercially reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Individual, the officers and directors of Individual are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

          SECTION 1.13. MATERIAL ADVERSE EFFECT. When used in this Agreement with respect to Individual or any of its subsidiaries, or Desktop or any of its subsidiaries, as the case may be, the term "Material Adverse Effect" means any
                                            -------- --------------
change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Individual and its subsidiaries or Desktop and its subsidiaries, as the case may be, in each case taken as a whole.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF INDIVIDUAL

          Individual hereby represents and warrants to Desktop that, except as set forth in the written disclosure schedule previously delivered by Individual to Desktop (the "Individual Disclosure Schedule") or pursuant to transactions and agreements contemplated hereby:

     SECTION 2.01. ORGANIZATION OF INDIVIDUAL. Each of Individual and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Individual. Individual has delivered to Desktop a true and complete list of all of Individual's subsidiaries, together with the jurisdiction of incorporation of each subsidiary. Individual has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws of Individual and similar governing instruments of its subsidiaries, each as amended to date, to counsel for Desktop.

     SECTION 2.02. CAPITAL STRUCTURE. The authorized capital stock of Individual consists of 25,000,000 shares of Common stock, par value $.01 per share, of which there were $6,330,548 shares issued and outstanding as of October 27, 1997 and 1,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued or outstanding. All outstanding shares of Individual Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or By-laws of Individual or any agreement or document to which Individual is a party or by which it is bound. As of October 27, 1997, Individual had reserved an aggregate of 5,999,140 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Individual Stock Option Plans, under which options were outstanding for an aggregate of 4,083,547 shares, and 2,174,528 shares, net of exercises, for issuance to holders of Warrants upon their exercise. All shares of Individual Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Section 2.02 of the Individual Disclosure Schedule lists each outstanding option and warrant to acquire shares of Individual Common Stock, the name of the holder of such option or warrant, the number of shares subject to such option or warrant, the exercise price of such option or warrant, the number of shares as to which such option or warrant will have vested at such date, the vesting schedule and termination date of such option or warrant and whether the exercisability of such option or warrant will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any. As of October 27, 1997, there were 127 participants in the Individual Employee Stock Purchase Plan and Individual had reserved an aggregate of 400,090 shares of Common Stock, net of purchases, thereunder.

     SECTION 2.03. OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. Except as set forth in Section 2.02, there are no equity securities of any class of Individual, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding.
Except for securities Individual owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of Individual, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding.
Except as set forth in Section 2.02, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which Individual or any of its subsidiaries is a party or by which it is bound obligating Individual or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock of Individual or any of its subsidiaries or obligating Individual or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Individual there are no voting trusts, proxies or other agreements or understanding with respect to any equity security of any class of Individual or with respect to any equity security of any class of any of its subsidiaries.

     SECTION 2.04.  AUTHORITY.

          (a) Individual has all requisite corporate power and authority to enter into this Agreement and the Individual Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and the execution and delivery of the Individual Stock Option Agreement and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of Individual, subject only to the approval of this Agreement by Individual's stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of at least a majority of the outstanding shares of the Individual Capital Stock is required for Individual's stockholders to approve this Agreement. This Agreement and the Individual Stock Option Agreement have been duly executed and delivered by Individual and, assuming the due authorization, execution and delivery by Desktop constitute the valid and binding obligations of Individual, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement and the Individual Stock Option Agreement by Individual do not, and the performance of this Agreement and the Individual Stock Option Agreement will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Individual or the equivalent organizational documents of any of its subsidiaries, (ii) to the best knowledge of Individual, subject to obtaining the approval of Individual's stockholders of the Merger as contemplated in Section 5.02 and compliance with the requirements set forth in Section 2.04(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Individual or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Individual's rights or alter the rights of obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Individual or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Individual or any of its subsidiaries is a party or by which Individual or any of its subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on Individual. Section 2.04 of the Individual Disclosure Schedule lists all material consents, waivers and approvals under any of Individual's or any of its subsidiaries' agreements, contracts, license or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is
                                                  -------------------
required by or with respect to Individual in connection with the execution and delivery of this Agreement and the Individual Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of a Form S-4 Registration Statement (the "Registration Statement")
                                                      ----------------------
with the Securities and Exchange Commission ("SEC") in accordance with the
                                              ---
Securities Act of 1933, as amended (the "Securities Act"), (ii) the filing of
                                         --------------
the Certificate of Merger with the Secretary of State of the State of Delaware,
(iii) the filing of the Proxy Statement (as defined in Section 2.20) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the

"Exchange Act"), (iv) the filing of a Current Report on Form 8-K with the SEC,
-------------
(v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Individual or Desktop or have a material adverse effect on the ability of the parties to consummate the Merger.

     SECTION 2.05. SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW NOT APPLICABLE. The Board of Directors of Individual has taken all actions so that the restrictions contained in Section 2.03 of the Delaware General Corporation Law applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the Stock Option Agreements or to the consummation of the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreements.

     SECTION 2.06.  SEC FILINGS; INDIVIDUAL FINANCIAL STATEMENTS.

          (a) Individual has filed all forms, reports and documents required to be filed with the SEC since March 15, 1996, and has made available to Desktop such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Individual may file subsequent to the date hereof) are referred to herein as the "Individual SEC
                                                              --------------
Reports."  As of their respective dates, the Individual SEC Reports (i) were
-------
prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Individual SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing ) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Individual's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Individual SEC Reports or delivered to Desktop representing the financial condition of Individual as of September 30, 1997 (the "Individual Financials"), including any Individual SEC
                         ---------------------
Reports filed after the date hereof until the Closing, (x) complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of Individual and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Individual as of September 30, 1997 is hereinafter referred to as the "Individual Balance Sheet." Except as
                                        ------------------------
disclosed in the Individual Financials, neither Individual nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Individual and its subsidiaries taken as a whole, except liabilities (i) provided for in the Individual Balance Sheet, or
(ii) incurred since the date of the Individual Balance Sheet in the ordinary course of business consistent with past practices.

          (c) Individual has heretofore furnished to Desktop a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Individual with the SEC pursuant to the Securities Act or the Exchange Act.

     SECTION 2.07. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Individual Balance Sheet through the date of this Agreement, there has not been:
(i) any Material Adverse Effect on Individual, (ii) any material change by Individual in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or
(iii) any revaluation by Individual of any of its assets having a Material Adverse Effect on Individual, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business.

     SECTION 2.08. TAXES. Individual and each of its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or Individual has paid on its behalf), or has set up an adequate reserve for the payment of, all material taxes required to be paid as shown on such returns, and the most recent financial statements delivered to Desktop reflect an adequate reserve for all material taxes payable by Individual and its subsidiaries accrued through the date of such financial statements. Except as reasonably would not be expected to have a Material Adverse Effect on Individual, no deficiencies for any taxes have been proposed, asserted or assessed against Individual or any of its subsidiaries. For the purpose of this Agreement, the term "tax" shall include all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

     SECTION 2.09.  INTELLECTUAL PROPERTY.

          (a) Individual and its subsidiaries own, or have the right to use, sell or license all intellectual property utilized in their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "Individual IP Rights"),
                                                    --------------------
except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on Individual.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Individual IP Rights (the "Individual IP Rights Agreements"), will not cause the forfeiture or termination
--------------------------------
or give rise to a right of forfeiture or termination of any Individual IP Rights or impair the right of Individual and its subsidiaries or the Surviving Corporation to use, sell or license any Individual IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect on Individual.

          (c) (i) neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Individual or any of its subsidiaries violates any license or agreement between Individual or any of its subsidiaries and any third party or, to the knowledge of Individual infringes any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of Individual, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Individual IP Rights, nor has Individual received any written notice asserting that any Individual IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except, with respect to clauses (i) and
(ii), for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on Individual.

          (d) Individual has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Individual IP rights.

     SECTION 2.10.  COMPLIANCE; PERMITS; RESTRICTIONS.

          (a) Neither Individual nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Individual or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Individual or any of its subsidiaries is a party or by which Individual or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which would not have a Material Adverse Effect on Individual. Without limiting the foregoing, Individual is in compliance with all material provisions of its agreements with information providers, including provisions relating to royalty calculations; Individual has not received any notice from any information provider claiming non-compliance with any such agreement. To the knowledge of Individual, no investigation or review by any governmental or regulatory body or authority is pending or threatened against Individual or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which would not have a Material adverse Effect on Individual.

          (b) Individual and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Individual and its subsidiaries taken as a whole (collectively, the "Individual Permits"). Individual and its
                                     ------------------
subsidiaries are in compliance with the terms of Individual Permits, except where the failure to so comply would not have a Material Adverse Effect on Individual.

     SECTION 2.11. LITIGATION. Except as set forth in Section 2.11 of the Individual Disclosure Schedule, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Individual or any of its subsidiaries has received any notice of assertion nor, to Individual's knowledge, is there a threatened action, suit, proceeding, claim arbitration or investigation against Individual or any of its subsidiaries which would have a Material Adverse Effect on Individual, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     SECTION 2.12. BROKERS' AND FINDERS' FEES''. Except for fees payable to BancAmerica ROBERTSON STEPHENS pursuant to the engagement letter dated October 10, 1997, a copy of which has been provided to Desktop, Individual has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     SECTION 2.13.  EMPLOYEE BENEFIT PLANS.

          (a) With respect to each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by Individual or any
                      -----
trade or business (an "ERISA Affiliate") which is under common control with
                       ---------------
Individual within the meaning of Section 414 of the Code (the "Individual
                                                               ----------
Employee Plans"), Individual has made available to Desktop a true and complete
--------------
copy of, to the extent applicable, (i) such Individual Employee Plan, (ii) the most recent annual report (Form 5500), (iii) each trust agreement related to such Individual Employee Plan, (iv) the most recent summary plan description for each Individual Employee Plan for which such description is required, (v) the most recent actuarial report relating to any Individual Employee Plan subject to Title IV of ERISA and (vi) the most recent United States Internal Revenue Service ("IRS") determination letter issued with respect to any Individual
          ---
Employee Plan.

          (b) Each Individual Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination for the IRS covering the provisions of the Tax Reform Act of 1986 stating that such Individual Employee Plan is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each Individual Employee Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither Individual nor any ERISA Affiliate of Individual has incurred or is reasonably expected to incur any material liability under Title IV of ERISA in connection with the termination of any plan covered or previously covered by Title IV of ERISA. No Individual Employee Plan is a Multiemployer Plan as defined in Section 3(37) of ERISA. Individual

          (c) With respect to the employees and former employees of Individual, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code. No tax under Section 4980B or Section 4980D of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

     SECTION 2.14. ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT. Individual and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interest in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Individual Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not have a Material Adverse Effect on Individual.

     SECTION 2.15.  ENVIRONMENTAL MATTERS.

          (a) Hazardous Material. Except as would not have a Material Adverse Effect on Individual, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law, to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial
                  ------------------
supplies, are present, as a result of the deliberate actions of Individual or any of its subsidiaries, or, to Individual's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Individual or any of its subsidiaries has at any time owned, operated, occupied or leased.

          (b) Hazardous Material Activities. Except as would not have a Material Adverse Effect on Individual, neither Individual nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the date hereof, nor has Individual or any of its subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Material Activities")
                                               -----------------------------
in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits. Individual and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "Individual Environmental Permits") necessary for the conduct of Individual's
---------------------------------
and its subsidiaries' Hazardous Material Activities and other businesses of Individual and its subsidiaries as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Material Adverse Effect on Individual.

          (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Individual's knowledge, threatened concerning any Individual Environmental Permit, Hazardous Material or any Hazardous Material Activity of Individual or any of its subsidiaries. Individual is not aware of any fact or circumstance which could involve Individual or any of its subsidiaries in any environmental litigation or impose upon Individual or any of its subsidiaries any environmental liability that would have a Material Adverse Effect on Individual.

     SECTION 2.16. LABOR MATTERS. To Individual's knowledge, there are no activities or proceedings of any labor union to organize any employees of Individual or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of Individual or any of its subsidiaries. Individual and its subsidiaries are and have been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA (as defined below), WARN or any similar state or local law), except for any noncompliance that would not have a Material Adverse Effect on Individual.

     SECTION 2.17. AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth in Section 2.17 of the Individual Disclosure Schedule, neither Individual nor any of its subsidiaries is a party to or is bound by:

          (a) any collective bargaining agreements;

          (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

          (c) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by Individual or any of its subsidiaries on thirty (30) days notice without liability, except to the extent general principles of wrongful termination law may limit Individual's or any of its subsidiaries' ability to terminate employees at will;

          (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Individual or any of its subsidiaries and any of its officers or directors;

          (f) any agreement, contract or commitment containing any covenant limiting the freedom of Individual or any of its subsidiaries to engage in any line of business or compete with any person;

          (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $100,000 and not cancelable without penalty;

          (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (j) any joint marketing or development agreement;

          (k) any distribution agreement (identifying any that contain exclusivity provisions); or

          (l) any other agreement, contract or commitment (excluding real and personal property leases) which involve payment by Individual or any of its subsidiaries under any such agreement, contract or commitment of $100,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days.

     Neither Individual nor any of its subsidiaries, nor to Individual's knowledge any other party to a Individual Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Individual is a party or by which it is bound of the type described in clauses (a) through (l) above (any such agreement, contract or commitment, a "Individual Contract") in such manner
                                           -------------------
as would permit any other party to cancel or terminate any such Individual Contract, or would permit any other party to seek damages, which would have a Material Adverse Effect on Individual.

     SECTION 2.18. POOLING OF INTERESTS. To the knowledge of Individual, based on consultation with its independent accountants, neither Individual nor any of its directors, officers or stockholders has taken any action which would interfere with Desktop's ability to account for the Merger as a pooling of interests.

     SECTION 2.19. CHANGE OF CONTROL PAYMENTS. Section 2.19 of the Individual Disclosure Schedule sets forth each plan or agreement pursuant to which all material amounts may become payable (whether currently or in the future) to current or former officers and directors of Individual as a result of or in connection with the Merger.

     SECTION 2.20. STATEMENTS; PROXY STATEMENT/PROSPECTUS. The information supplied by Individual for inclusion in the Registration Statement (as defined in Section 2.04(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Individual for inclusion in the proxy statement/prospectus to be sent to the stockholders of Individual and the stockholders of Desktop and in connection with the meeting of Individual's stockholders to consider the approval of this Agreement (the "Individual
                                                              ----------
Stockholders' Meeting") and in connection with the meeting of Desktop's
---------------------
stockholders to consider the approval of this Agreement and the issuance of shares of Desktop Common Stock pursuant to the terms of the Merger (the "Desktop
                                                                         -------
Stockholders' Meeting") (such proxy statement/prospectus as amended or
---------------------
supplemented is referred to herein as the "Proxy Statement") shall not, on the
                                           ---------------
date the Proxy Statement is first mailed to Individual's stockholders and Desktop's stockholders, and at the time of the Individual Stockholders' Meeting or the Desktop Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Individual Stockholders' Meeting or the Desktop Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Individual or any of its affiliates, officers or directors should be discovered by Individual which should be set forth in an amendment to the Registration

Statement or a supplement to the Proxy Statement, Individual shall promptly inform Desktop. Notwithstanding the foregoing, Individual makes no representation or warranty with respect to any information supplied by Desktop which is contained in any of the foregoing documents.

     SECTION 2.21. BOARD APPROVAL. The Board of Directors of Individual has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of Individual and its stockholders, and (ii) to recommend that the stockholders of Individual approve this Agreement.

     SECTION 2.22. FAIRNESS OPINION. Individual has received a written opinion from BancAmerica ROBERTSON STEPHENS, dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to Individual's stockholders from a financial point of view and has delivered to Desktop a copy of such opinion.

     SECTION 2.23. MINUTE BOOKS. The minute books of Individual made available to counsel for Desktop are the only minute books of Individual and contain a reasonably accurate summary, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Individual.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF DESKTOP

          Desktop hereby represents and warrants to individual that except as set forth in the written disclosure schedule previously delivered by Desktop to Individual (the "Desktop Disclosure Schedule") or pursuant to transactions and agreements contemplated hereby:

     SECTION 3.01. ORGANIZATION OF DESKTOP. Desktop and each of its material subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Desktop. Desktop has delivered to Individual a true and complete list of all of Desktop's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and Desktop's equity interest therein. Desktop has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws of Desktop and similar governing instruments of its material subsidiaries, each as amended to date, to counsel for Individual.

     SECTION 3.02. DESKTOP CAPITAL STRUCTURE. The authorized capital stock of Desktop consists of 15,000,000 shares of Common Stock, par value $.01 per share, of which there were 8,675,369 shares issued and outstanding as of October 27, 1997 and 1,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are issued or outstanding. All outstanding shares of the Common Stock of Desktop are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the

Certificate of Incorporation or By-laws of Desktop or any agreement or document to which Desktop is a party or by which it is bound. As of November 2, 1997, Desktop had reserved an aggregate of 1,871,024 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to Desktop's 1995 Stock Plan, 1989 Stock Option Plan and 1995 Non-Employee Director Stock Option Plan, (collectively, the "Desktop Stock Option
                                                         --------------------
Plans"), under which options are outstanding for 899,306 shares.  All shares of
-----
the Common Stock of Desktop subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Section 3.02 of the Desktop Disclosure Schedule lists each outstanding option to acquire shares of the Desktop Common Stock at November 2, 1997, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date, the vesting schedule and termination date of such option or warrant and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any. As of November 2, 1997, there were 79 participants in Desktop's Employee Stock Purchase Plan (the "Desktop Employee Stock Purchase Plan") and Desktop had
                          ------------------------------------
reserved an aggregate of 152,012 shares of Desktop Common Stock, net of purchases, thereunder.

     SECTION 3.03. OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. Except as set forth in Section 3.02, there are no equity securities of any class of Desktop, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities Desktop owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of Desktop, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.02, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements or any character to which Desktop or any of its subsidiaries is a party or by which it is bound obligating Desktop or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock of Desktop or any of its subsidiaries or obligating Desktop or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Desktop there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Desktop or with respect to any equity security of any class of any of its subsidiaries.

     SECTION 3.04.  AUTHORITY.

          (a) Desktop has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Desktop has all requisite corporate power and authority to enter into the Desktop Stock Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Desktop Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Desktop, subject only to the approval of the Merger by Desktop's stockholders as contemplated in Section 5.02 and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by each of Desktop and, assuming the due authorization, execution and delivery of this Agreement by Individual, this Agreement constitutes the valid and binding obligation of Desktop, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The Desktop Stock Option Agreement has been duly executed and delivered by Desktop and, assuming the due authorization, execution and delivery of the Desktop Stock Option Agreement by Individual, the Desktop Stock Option Agreement constitutes the valid and binding obligation of Desktop, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement and the Desktop Stock Option Agreement by Desktop do not, and the performance of this Agreement and the Desktop Stock Option Agreement by Desktop will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Desktop or the equivalent organizational documents of any of its other subsidiaries, (ii) to the best knowledge of Desktop, subject to obtaining the approval of the Merger by Desktop's stockholders as contemplated in Section 5.02 and compliance with the requirements set forth in Section 3.04(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Desktop or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Desktop's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Desktop or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Desktop or any of its subsidiaries is a party or by which Desktop or any of its subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on Desktop. Section
3.04 of the Desktop Disclosure Schedule lists all material consents, waivers and approvals under any of Desktop's or any of its subsidiaries agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Desktop in connection with the execution and delivery of this Agreement or the Desktop Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) the filing of a Current Report on Form 8-K with the SEC, (v) the listing of the Desktop Common Stock on Nasdaq, (vi) the filing of an amendment to Desktop's Certificate of Incorporation with the Secretary of State of the State of Delaware, (vii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (viii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a material Adverse Effect on Individual or Desktop or have a Material Adverse Effect on the ability of the parties to consummate the Merger.

     SECTION 3.05. SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW NOT APPLICABLE. The Board of Directors of Desktop has taken all actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the Stock Option Agreements or to the consummation of the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreements.

     SECTION 3.06.  SEC FILINGS; DESKTOP FINANCIAL STATEMENTS.

          (a) Desktop has filed all forms, reports and documents required to be filed with the SEC since November 1, 1995, and has made available to Individual such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Desktop may file subsequent to the date hereof) are referred to herein as the "Desktop SEC
                                                              -----------
Reports."  As of their respective dates, the Desktop SEC Reports (i) were
-------
prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Sec thereunder applicable to such Desktop SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Desktop's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Desktop SEC Reports or delivered to Individual representing the financial condition of Desktop as of September 30, 1997 (the "Desktop Financials"), including any Desktop SEC Reports
                         ------------------
filed after the date hereof until the Closing, (x) complied or will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Desktop as of September 30, 1997 is hereinafter referred to as the "Desktop Balance Sheet."
                                                      ---------------------
Except as disclosed in the Desktop Financials, neither Desktop nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Desktop and its subsidiaries taken as a whole, except liabilities (i) provided for in the Desktop Balance Sheet, or (ii) incurred since the date of the Desktop Balance Sheet in the ordinary course of business consistent with past practices.

          (c) Desktop has heretofore furnished to Individual a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Desktop with the SEC pursuant to the Securities Act or the Exchange Act.

     SECTION 3.07. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Desktop Balance Sheet through the date of this Agreement, there has not been:
(i) any Material Adverse Effect on Desktop, (ii) any material change by Desktop in its accounting methods, principles or practices, except as required by concurring changes in GAAP, or (ii) any revaluation by Desktop of any of its assets having a Material Adverse Effect on Desktop, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business.

     SECTION 3.08. TAXES. Desktop and each of its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or Desktop has paid on its behalf), or has set up an adequate reserve for the payment of, all material taxes required to be paid as shown on such returns, and the most recent financial statements delivered to Individual reflect an adequate reserve for all material taxes payable by Desktop and its subsidiaries accrued through the date of such financial statements. Except as reasonably would not be expected to have a Material Adverse Effect on Desktop, no deficiencies for any taxes have been proposed, asserted or assessed against Desktop or any of its subsidiaries.

     SECTION 3.09.  INTELLECTUAL PROPERTY.

          (a) Desktop and its subsidiaries own, or have the right to use, sell or license all intellectual property utilized in their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "Desktop IP Rights"), except for any
                                        -----------------
failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on Desktop.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Desktop IP Rights (the "Desktop IP Rights Agreements"), will not cause the forfeiture or termination or
-----------------------------
give rise to a right of forfeiture or termination of any Desktop IP Rights or impair the right of Desktop and its subsidiaries to use, sell or license any Desktop IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect on Desktop.

          (c) (i) neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Desktop or any of its subsidiaries violates any licenses or agreement between Desktop or any of its subsidiaries and any third party or, to the knowledge of Desktop, infringes any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of Desktop, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Desktop IP Rights, nor has Desktop received any written notice asserting that any Desktop IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except, with respect to clauses (i) and (ii), for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on Desktop.

          (d) Desktop has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all Desktop IP Rights.

     SECTION 3.10.  COMPLIANCE; PERMITS; RESTRICTIONS.

          (a) Neither Desktop nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Desktop or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Desktop or any of its subsidiaries is a party or by which Desktop or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which would not have a Material Adverse Effect on Desktop.
Without limiting the foregoing, Desktop is in compliance with all material provisions of its agreements with information providers, including provisions relating to royalty calculations; Individual has not received any notice from any information providers claiming non-compliance with any such agreements. To the knowledge of Desktop, no investigation or review by any governmental or regulatory body or authority is pending or threatened against Desktop or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which would not have a Material Adverse Effect on Desktop.

          (b) Desktop and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Desktop and its subsidiaries taken as a whole (collectively, the "Desktop Permits"). Desktop and its
                                     ---------------
subsidiaries are in compliance with the terms of the Desktop Permits, except where the failure to so comply would not have a Material Adverse Effect on Desktop.

     SECTION 3.11. LITIGATION. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Desktop or any of its subsidiaries has received any notice of assertion nor, to Desktop's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Desktop or any of its subsidiaries which would have a Material Adverse Effect on Desktop, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     SECTION 3.12. BROKERS' AND FINDERS' FEES''. Except for fees payable to BT Alex. Brown Incorporated pursuant to an engagement letter dated June 11, 1997 a copy of which has been provided to Individual, Desktop has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     SECTION 3.13.  EMPLOYEE BENEFIT PLANS.

          (a) With respect to each material employee benefit plan, program, arrangement and contract (including without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by Desktop or any trade or business which is under common control with Desktop within the meaning of Section 414 of the Code (the "Desktop Employee Plans"),
                                                    ----------------------
Desktop has made available to Individual a true and complete copy of, to the extent applicable, (i) such Desktop Employee Plan, (ii) the most recent annual report (Form 5500), (iii) each trust agreement related to such Desktop Employee Plan, (iv) the most recent summary plan description for each Desktop Employee Plan for which such a description is required, (v) the most recent actuarial report relating to any Desktop Employee Plan subject to Title IV of ERISA and
(vi) the most recent IRS determination letter issued with respect to any Desktop Employee Plan.

          (b) Each Desktop Employee Plan which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination from the IRS governing the provisions of the Tax Reform Act of 1986 stating that such Desktop Employee Plan is so qualified and nothing has occurred since the date such letter that could reasonably be expected to affect the qualified status of such plan. Each Desktop Employee Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither Desktop nor any ERISA Affiliate of Desktop has incurred or is reasonably expected to incur any material liability under Title IV of ERISA in connection with the termination of any plan covered or previously covered by Title IV of ERISA. No Desktop Employee Plan is a Multiemployer Plan as defined in Section 3(37) of ERISA.

          (c) With respect to the employees and former employees of Desktop, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code. No tax under Section 4980B or Section 4980D of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

     SECTION 3.14. ABSENCE OF LIENS AND ENCUMBRANCES; CONDITIONS OF EQUIPMENT. Desktop and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Desktop Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not have a Material Adverse Effect on Desktop.

     SECTION 3.15.  ENVIRONMENTAL MATTERS.

          (a) Hazardous Material. Except as would not have a Material Adverse Effect on Desktop, no underground storage tanks and no Hazardous Materials (but excluding office and janitorial supplies) are present as a result of the deliberate actions of Desktop or any of its subsidiaries, or, to Desktop's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Desktop or any of its subsidiaries has at any time owned, operated, occupied or leased.

          (b) Hazardous Material Activities. Except as would not have a Material Adverse Effect on Desktop, neither Desktop nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the date hereof, nor has Desktop or any of its subsidiaries engaged in any Hazardous Material Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c) Permits. Desktop and its subsidiaries currently holds all environmental approvals, permits, licenses, clearances and consents (the "Desktop Environmental Permits") necessary for the conduct of Desktop's and its
------------------------------
subsidiaries' Hazardous Material Activities and other businesses of Desktop and its subsidiaries as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Material Adverse Effect on Desktop.

          (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Desktop's knowledge, threatened concerning any Desktop Environmental Permits, Hazardous Material or any Hazardous Material Activity of Desktop or any of its subsidiaries. Desktop is not aware of any fact or circumstance which could involve Desktop or any of its subsidiaries in any environmental litigation or impose upon Desktop or any of its subsidiaries any environmental liability that would have a Material Adverse Effect on Desktop.

     SECTION 3.16. LABOR MATTERS. To Desktop's knowledge, there are no activities or proceedings of any labor union to organize any employees of Desktop or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of Desktop or any of its subsidiaries. Desktop and its subsidiaries are and have been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law), except for any noncompliance that would not have a Material Adverse Effect on Desktop.

     SECTION 3.17. AGREEMENTS, CONTRACTS AND COMMISSIONS. Except as set forth in Section 3.17 of the Desktop Disclosure Schedule, neither Desktop nor any of its subsidiaries is a party to or is bound by:

          (a) any collective bargaining agreements;

          (b) any bonus, deferred compensation, incentive compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

          (c) any employment or consulting agreement contract or commitment with any officer or director level employee, not terminable by Desktop or any of its subsidiaries on thirty (30) days notice without liability, except to the extent general principles of wrongful termination law may limit Desktop's or any of its subsidiaries' ability to terminate employees at will;

          (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which all will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Desktop or any of its subsidiaries and any of its officers or directors;

          (f) any agreement, contract or commitment containing any covenant limiting the freedom of Desktop or any of its subsidiaries to engage in any line of business or compete with any person;

          (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $100,000 and not cancelable without penalty;

          (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (i) any mortgage, indenture, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (j) any joint marketing or development agreement;

          (k) any distribution agreement (identifying any that contain exclusivity provisions);

          (l) any other agreement, contract or commitment (excluding real and personal property leases) which involve payment by Desktop or any of its subsidiaries under any such agreement, contract or commitment of $100,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days.

     Neither Desktop nor any of its subsidiaries, nor to Desktop's knowledge any other party to a Desktop Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Desktop is a party or by which it is bound of the type described in clauses (a) through (1) above (any such agreement, contract or commitment, a "Desktop
                                                                  -------
Contract") in such a manner as would permit any other party to cancel or
--------
terminate any such Desktop Contract, or would permit any other party to seek damages, which would have a Material Adverse Effect on Desktop.

     SECTION 3.18. POOLING OF INTERESTS. To the knowledge of Desktop, based on consultation with its independent accountants, neither Desktop nor any of its directors, officers or stockholders has taken any action which would interfere with Desktop's ability to account for the Merger as a pooling of interests.

     SECTION 3.19. CHANGE OF CONTROL PAYMENTS. Section 3.19 of the Desktop Disclosure Schedule sets forth each plan or agreement pursuant to which all material amounts may become payable (whether currently or in the future) to current or former officers and directors of Desktop as a result of or in connection with the Merger.

     SECTION 3.20. STATEMENTS; PROXY STATEMENTS/PROSPECTUS. The information supplied by Desktop for inclusion in the Registration Statement (as defined in Section 2.04(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Desktop for inclusion in the Proxy Statement to be sent to the stockholders of Desktop and stockholders of Individual in connection with the Desktop Stockholders' Meeting and in connection with the Individual Stockholders' Meeting shall not, on the date the Proxy Statement is first mailed to Individual's stockholders and Desktop's stockholders and at the time of the Individual Stockholders' Meeting or the Desktop Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Desktop Stockholders' Meeting or the Individual Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Desktop or any of its affiliates, officers or directors should be discovered by Desktop which should be set forth in an amendment to the Regulation Statement or a supplement to the Proxy Statement, Desktop shall promptly inform Individual. Notwithstanding the foregoing, Desktop makes no representation or warranty with respect to any information supplied by Individual which is contained in any of the foregoing documents.

     SECTION 3.21. BOARD APPROVAL. The Board of Directors of Desktop has, as of the date of this Agreement, determined to recommend that the Stockholders of Desktop approve the issuance of the Desktop Common Stock in the Merger.

     SECTION 3.22. FAIRNESS OPINION. Desktop has received a written opinion from BT Alex. Brown Incorporated, dated as of the date hereof, to the effect that as of the date hereof, the Merger is fair to Desktop's stockholders from a financial point of view and has delivered to Individual a copy of such opinion.

     SECTION 3.23. MINUTE BOOKS. The minute books of Desktop made available to counsel for Individual are the only minute books of Desktop and contain a reasonably accurate summary, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of Desktop.


                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

          SECTION 4.01 CONDUCT OF BUSINESS. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Individual (which for the purposes of this Article 4 shall include Individual and each of its subsidiaries) and Desktop (which for the purposes of this Article 4 shall include Desktop and each of its subsidiaries) agree, except (i) in the case of Individual as provided in Article 4 of the Individual Disclosure Schedule and in the case of Desktop as provided in Article 4 of the Desktop Disclosure Schedule, or (ii) to the extent that the other party shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In furtherance of the foregoing and subject to applicable law, Individual and Desktop agree to confer, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of business. In particular, but without limiting the applicability of the foregoing sentence, Desktop and Individual shall use all reasonable efforts, within 30 days after the date hereof, to agree on (i) mutual capital expenditure budgets covering the period prior to the Effective Date and
(ii) an employee retention plan which will include provision for severance for any employees whose jobs may be terminated as a result of the Merger. In addition, except in the case of Individual as provided in Article 4 of the Individual Disclosure Schedule and in the case of Desktop as provided in Article 4 of the Desktop Disclosure Schedule, without the prior written consent of the other, neither Individual nor Desktop shall do any of the following, and neither Individual nor Desktop shall permit its subsidiaries to do any of the following:

          (a) amend or otherwise change its Certificate of Incorporation or By-Laws;

          (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) (except for the issuance of shares of common stock issuable pursuant to employee stock options under the Individual Employee Stock Option Plans, the Desktop Employee Stock Option Plans or the Warrants, as the case may be, or pursuant to rights to purchase shares under the Individual Employee Stock Purchase Plan and the Desktop Employee Stock Purchase Plan, as the case may be, which options, warrants or rights, as the case may be, are outstanding on the date hereof); provided, however, that Desktop may continue to grant options pursuant to the
--------  -------
Desktop Stock Option Plans without the prior consent of Individual, in amounts not to exceed 1,500 shares per person, and Individual may continue to grant options pursuant to the Individual Stock Option Plans, without the prior written consent of Desktop, in amounts not to exceed 3,000 shares per person.

          (c) sell, pledge, dispose of or encumber any assets (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice and (ii) dispositions of obsolete or worthless assets);

          (d) accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Individual Employee Plans or the Desktop Employee Plans (including the Individual Stock Option Plans, the Desktop Stock Option Plans, the Individual Employee Stock Purchase Plan and the Desktop Employee Stock Purchase Plan) or the Warrants or authorize cash payments in exchange for any options granted under any of such plans;

          (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing;

          (f) sell, transfer, license, sublicense or otherwise dispose of any Individual IP Rights or Desktop IP Rights, as the case may be, or amend or modify any existing agreements with respect to any Individual IP Rights, Individual IP Rights Agreements, Desktop IP Rights or Desktop IP Rights Agreements, as the case may be, other than nonexclusive object and source code licenses in the ordinary course of business consistent with past practice;

          (g) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of its subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) enter into or amend any material contract or agreement other than in the ordinary course of business; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $100,000, taken as a whole (except pursuant to a capital expenditure budget approved in writing by both parties); or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.01(g);

          (h) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees who are not officers in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer (except for officers who are terminated on an involuntary basis) or other employee, or establish, adopt, enter into or amend any Employee Plan;

          (i) take any action, other than as required by GAAP, to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, capitalization of software development costs, payments of accounts payable and collection of accounts receivable);

          (j) make any material tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations for any assessment of any tax, except to the extent the amount of any such settlement has been reserved for on its most recent SEC Report;

          (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of Individual or Desktop, as the case may be, or incurred in the ordinary course of business and consistent with past practice;

          (1) except as may be required by law, take any action to terminate or amend any of its Employee Plans other than in connection with the Merger;

          (m) take or allow to be taken or fail to take any act or omission which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes under GAAP; or

          (n) enter into any material partnership arrangements, joint development agreements or strategic alliances;

          (o) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (n) above, or any action which would make any of the representations or warranties of Individual or Desktop, as the case may be, contained in this Agreement untrue or incorrect or prevent Individual or Desktop, as the case may be, from performing or cause Individual or Desktop, as the case may be, not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

          If either party wishes to obtain the consent of the other to take actions for which prior consent is required pursuant to this Section 4.01, such party shall request such consent in writing by telecopy to the attention of the Chief Executive Officer and the Chief Financial Officer of the other party. A consent signed by either such officer shall be deemed sufficient for purposes hereof. In addition, if the party receiving such a request does not respond in writing (which may include an e-mailed response) to such request within 5 business days after the date the request is telecopied, the receiving party shall be deemed to have consented to the requested action for all purposes of this Agreement.

     SECTION 4.02.  NO SOLICITATION.

         (a) Restrictions on Individual

             (i) Except as set forth in section 4.02(a) of the Individual Disclosure Schedule, without the prior written consent of Desktop, Individual shall not, directly or indirectly, through any officer, director, employee, representative or agent of Individual or any of its subsidiaries, solicit or encourage (including by way of furnishing information) the initiation or submission of any inquiries, proposals or offers regarding any acquisition, merger, take-over bid, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Individual or any subsidiaries of Individual (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition
                                                                 -----------
Proposal"); provided, however, that nothing contained in this Agreement shall
--------
prevent the Board of Directors of Individual from referring any third party to this Section 4.02(a). Nothing contained in this Section 4.02(a) or any other provision of this Agreement shall prevent the Board of Directors of Individual from considering, and recommending to the stockholders of Individual an unsolicited bona fide written Acquisition Proposal which the Board of Directors of Individual determines in good faith (after consultation with its financial advisors, and after receiving a written opinion of outside counsel to the effect that the Board of Directors is required to do so in order to discharge properly its fiduciary duties) would result in a transaction more favorable to Individual's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "Individual Superior Proposal").
             ----------------------------

             (ii) Individual shall immediately notify Desktop after receipt of any Acquisition Proposal or any request for nonpublic information relating to Individual or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of Individual or any subsidiary by any person or entity that informs the Board of Directors of Individual or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Desktop shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

            (iii) If the Board of Directors of Individual receives a request for material nonpublic information by a party who makes a bona fide Acquisition Proposal and the Board of Directors of Individual determines that such proposal, if consummated pursuant to its terms, would be a Superior Proposal, then, and only in such case, Individual may, subject to the execution of a confidentiality agreement substantially similar to that then in effect between Individual and Desktop, provide such party with access to information regarding Individual.

            (iv) Individual shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Desktop) conducted heretofore with respect to any of the foregoing. Individual agrees not to release any third party from any confidentiality or standstill agreement to which Individual is a party.

            (v) Individual shall ensure that the officers, directors and employees of Individual and its subsidiaries and any investment banker or other advisor or representative retained by Individual are aware of the restrictions described in this Section, and shall be responsible for any breach of this
Section 4.02(a) by such bankers, advisors and representatives.

          (b)  Restrictions on Desktop

            (i) Except as set forth in Section 4.02(b) of the Desktop Disclosure Schedule, without the prior written consent of Individual, Desktop shall not, directly or indirectly, through any officer, director, employee, representative or agent of Desktop or any of its subsidiaries, solicit or encourage (including by way of furnishing information) the initiation or submission of any inquiries, proposals or offers regarding any acquisition, merger, take-over bid, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Desktop or any subsidiaries of Desktop(any of the foregoing inquiries or proposals being referred to herein as an "Acquisition
                                                                 -----------
Proposal"); provided, however, that nothing contained in this Agreement shall
---------
prevent the Board of Directors of Desktop from referring any third party to this
Section 4.02(b). Nothing contained in this Section 4.02(b) or any other provision of this Agreement shall prevent the Board of Directors of Desktop from considering, and recommending to the stockholders of Desktop an unsolicited bona fide written Acquisition Proposal which the Board of Directors of Desktop determines in good faith (after consultation with its financial advisors, and after receiving a written opinion of outside counsel to the effect that the Board of Directors is required to do so in order to discharge properly its fiduciary duties) would result in a transaction more favorable to Desktop's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "Desktop Superior Proposal").
 -------------------------

            (ii) Desktop shall immediately notify Individual after receipt of any Acquisition Proposal or any request for nonpublic information relating to Desktop or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of Desktop or any subsidiary by any person or entity that informs the Board of Directors of Desktop or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Individual shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

          (iii) If the Board of Directors of Desktop receives a request for material nonpublic information by a party who makes a bona fide Acquisition Proposal and the Board of Directors of Desktop determines that such proposal, if consummated pursuant to its terms, would be a Superior Proposal, then, and only in such case, Desktop may, subject to the execution of a confidentiality agreement substantially similar to that then in effect between Desktop and Individual, provide such party with access to information regarding Desktop.

          (iv) Desktop shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Individual) conducted heretofore with respect to any of the foregoing. Desktop agrees not to release any third party from any confidentiality or standstill agreement to which Desktop is a party.

          (v) Desktop shall ensure that the officers, directors and employees of Desktop and its subsidiaries and any investment banker or other advisor or representative retained by Desktop are aware of the restrictions described in this Section, and shall be responsible for any breach of this
Section 4.02(b) by such bankers, advisors and representatives.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

          SECTION 5.01. PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT; OTHER FILINGS. As promptly as practicable after the execution of this Agreement, Individual and Desktop will prepare, and file with the SEC, the Proxy Statement and Desktop will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of Individual and Desktop will respond to any comments of the SEC, will use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, Individual and Desktop will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, Individual or Desktop, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Individual and Desktop, such amendment or supplement. The Proxy Statement will also include the recommendations of (i) the Board of Directors of Individual in favor of approval of this Agreement and the Merger (except that the Board of Directors of Individual may withdraw, modify or refrain from making such recommendation if the Board receives an opinion of counsel that the Board's fiduciary duties under applicable law require it to do
so), and (ii) the Board of Directors of Desktop in favor of the issuance of shares of Desktop Common Stock in the Merger, the change of Desktop's name and an increase in the number of authorized shares of capital stock (except that the Board of Directors of Desktop may withdraw, modify or refrain from making such recommendations if the Board receives an opinion of counsel that the Board's fiduciary duties under applicable law require it to do so).

          SECTION 5.02. MEETINGS OF STOCKHOLDERS. Promptly after the date hereof, Individual will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Individual Stockholders' Meeting to be held as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement. Individual will consult with Desktop and use its commercially reasonable efforts to hold the Individual Stockholders' Meeting on the same day as the Desktop Stockholders' Meeting. Promptly after the date hereof, Desktop will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Desktop Stockholders' Meeting to be held as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of (i) voting upon this Agreement, (ii) the issuance of shares of Desktop Common Stock by virtue of the Merger, (iii) the increase in the number of authorized shares of capital stock, and (iv) the change of the name of the Surviving Corporation to "NewsEDGE Corporation." Desktop will consult with Individual and will use its commercially reasonable efforts to hold the Desktop Stockholders' Meeting on the same day as the Individual Stockholders' Meeting. Desktop and Individual will each use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of the foregoing proposals and to take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of the National Association of Securities Dealers, Inc. or Delaware Law to obtain such approvals, except to the extent that the Board of Directors of such party determines that doing so would cause the Board of Directors of such party to breach its fiduciary duties under applicable law.

     SECTION 5.03. ACCESS TO INFORMATION; CONFIDENTIALITY.

          (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject, Individual and Desktop shall each (and shall cause each of their subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period,

Individual and Desktop each shall (and shall cause each of their subsidiaries
to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either party may reasonably request. Each party shall keep such information confidential in accordance with the terms of the currently effective confidentiality and standstill agreement (the "Confidentiality Agreement") between Desktop and Individual.
-------------------------

          (b) Individual shall provide to Desktop and Desktop shall provide to Individual promptly as available drafts of their respective Forms 10-Q for the quarter ended September 30, 1997.

     SECTION 5.04. CONSENTS; APPROVALS. Individual and Desktop shall each use their best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and Individual and Desktop shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by Individual and Desktop and the consummation by them of the transactions contemplated hereby. Individual and Desktop shall furnish all information required to be included in the Proxy Statement and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States, or foreign governmental body in connection with the transactions contemplated by this Agreement.

     SECTION 5.05.  STOCK OPTIONS AND WARRANTS.

          (a) At the Effective Time, Individual's obligations with respect to each outstanding option or warrant to purchase Shares of Individual Common Stock (each, a "Individual Option") under Individual's Stock Option Plans or pursuant
          -----------------
to the Warrants whether vested or unvested, will be assumed by Desktop. Each Individual Option so assumed by Desktop under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in Individual's Employee Stock Option Plans, the agreement or Warrant pursuant to which such Individual Option was issued as in effect immediately prior to the Effective Time, except that (i) such Individual Option will be exercisable for that number of Shares of Desktop Common Stock equal to the product of the number of Shares of Individual Common Stock that were purchasable under such Individual Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded up to the nearest whole number of Shares of Desktop Common Stock, and
(ii) the per share exercise price for the shares of Desktop Common Stock issuable upon exercise of such assumed Individual Option will be equal to the quotient determined by dividing the exercise price per share of Individual Common Stock at which such Individual Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent.

          (b) It is the intention of the parties that Individual Options assumed by Desktop qualify following the Effective Time as incentive stock options as defined in the Code ("ISO's") to the extent such Individual Options qualified as ISO's prior to the Effective Time.

          (c) After the Effective Time, Desktop will issue to each holder of an outstanding Individual Option a document evidencing the foregoing assumption by Desktop.

          (d) Desktop will reserve sufficient shares of Desktop Common Stock for issuance under this Section 5.05 hereof.

     SECTION 5.06. INDIVIDUAL EMPLOYEE STOCK PURCHASE PLAN.

          (a) Individual shall use all reasonable efforts, to the extent permitted by law and the provisions of the Individual Employee Stock Purchase Plan (including the amendment provision thereof) to cause the exercise date (as such term is used in the Individual Employee Stock Purchase Plan) applicable to the then current offering period (as such term is used in the Individual Employee Stock Purchase Plan) to be the last trading day on which the shares of Individual Common Stock are traded on Nasdaq immediately prior to the Effective Time (the "Final Individual Purchase Date"); provided, that, such change in the Purchase Date shall be conditioned upon the consummation of the Merger. On the Final Individual Purchase Date, Individual shall apply the funds credited as of such date under the individual stock purchase plan within each participant's payroll withholdings account to the purchase of whole shares of Individual Common Stock in accordance with the terms of the Individual Employee Stock Purchase Plan. the cost to each participant in the Individual Stock Purchase Plan for shares of Individual Common Stock shall be the lower of 85% of the average market price of individual Common Stock on Nasdaq on (i) the first day of the then current offering period or (ii) the Final Individual Purchase Date, in either event rounded up to the nearest quarter.

          (b) Desktop shall use all reasonable efforts to amend Desktop's Employee Stock Purchase Plan so that Employees of Individual as of the Effective Time shall be permitted to participate in Desktop's Employee Stock Purchase Plan commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan (with employees receiving credit, for purposes of such eligibility provisions, for service with Individual).

          (c) It is the intention of the parties that notwithstanding anything contained in this Agreement, the exercise price, the number of shares purchasable and the terms and conditions applicable to any adjustments to the Individual Employee Stock Purchase Plan and any employee stock purchase plan maintained by Desktop shall be determined so as to comply with Sections 423 and 424 of the Code and the regulations promulgated thereunder (specifically the provisions of Code Section 424(a) and 424(h)(3)(A) and Treasury Regulation
SECTION 1.425-1) such that the arrangement implemented under the Individual Employee Stock Purchase Plan by reason of the Merger not constitute a "modification."

          (d) Desktop will reserve sufficient shares of Desktop Common Stock for issuance under Section 5.06 hereof.

     SECTION 5.07.  INDIVIDUAL AFFILIATE AGREEMENT.  Set forth in Section
5.07 of the Individual Disclosure Schedule is a list of those persons who may be deemed to be, in Individual's reasonable judgment, affiliates of Individual within the meaning of Rule 145 promulgated under the Securities Act (a "Individual Affiliate"). Individual will provide Desktop with such
---------------------
information and documents as Desktop reasonably requests for purposes of reviewing such list. Individual will use its best efforts to deliver or cause to be delivered to Desktop prior to the Closing Date from each Individual Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit E (the "Individual Affiliate Agreement"), each of which will
                          ------------------------------
be in full force and effect as of the Effective Time. Desktop will be entitled to place appropriate legends on the certificate evidencing any Desktop Common Stock to be received by a Individual Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Desktop Common Stock, consistent with the terms of the Individual Affiliate Agreement.

     SECTION 5.08.  DESKTOP AFFILIATE AGREEMENT.  Set forth on Section 5.08 of the Desktop Disclosure Schedule is a list of those persons who may be deemed to be, in Desktop's reasonable judgment, affiliates of Desktop within the meaning of Rule 145 promulgated under the Securities Act (a "Desktop
                                                             -------
Affiliate"). Desktop will provide Individual with such information and documents as Individual reasonably requests for purposes of reviewing such list. Desktop will use its best efforts to deliver or cause to be delivered to Individual prior to the Closing Date from each Desktop Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit F (the "Desktop Affiliate Agreement"), each of which will be in full force and effect
 ---------------------------
as of the Effective Time.

     SECTION 5.09. INDEMNIFICATION AND INSURANCE.

          (a) From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the obligations of Individual which exist prior to the date hereof to indemnify Individual's present and former directors and officers and their heirs, executors and assigns. The Certificate of Incorporation and By-laws of the Surviving Corporation will contain the provisions with respect to indemnification and elimination of liability for monetary damages set forth in the Certificate of Incorporation and By-laws of Individual, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of Individual, unless such modification is required by law.

          (b) After the Effective Time the Surviving Corporation will, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-laws, indemnify and hold harmless, each present or former director or officer of Individual or any of its subsidiaries and his or her heirs, executors and assigns (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys'
fees), judgments,
fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director, officer, employee or agent of Individual occurring prior to the Effective Time (including without limitation actions or omissions relating to the Merger) for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time will be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving
                            --------  -------
Corporation will not be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld); and provided,
                                                               --------
further, that, in the event that any claim or claims for indemnification are
-------
asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. The Indemnified Parties as group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

          (c) For a period of six years after the Effective Time, the Surviving Corporation will use all commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by Individual's Directors, Officers and Company Liability insurance policies on terms comparable to those applicable to the current directors of Individual; provided, however, that in no event will
                                     --------  -------
the Surviving Corporation be required to expend per year an amount in excess of two times the annual premium currently paid by Desktop for its directors and officers' liability insurance coverage.

          (d) Individual shall use best efforts, after consultation with Desktop, to negotiate and secure a "tail" on its existing Directors, Officers and Company Liability insurance policies for a period of one year, at a total cost not to exceed $300,000.

          (e) This Section 5.09 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit Individual, the Surviving Corporation and the Indemnified Parties, and will be binding on all successors and assigns of the Surviving Corporation.

     SECTION 5.10. NOTIFICATION OF CERTAIN MATTERS. Individual shall give prompt notice to Desktop, and Desktop shall give prompt notice to Individual, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (ii) any failure of Individual or Desktop, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided, further, that failure to give such notice shall not be treated as a breach of covenant for the purposes of Sections 6.02(a) and 6.03(a) unless the failure to give such notice results in material prejudice to the other party.

     SECTION 5.11. FURTHER ACTION/TAX TREATMENT. Upon the terms and subject to the conditions hereof, each of the parties hereto in good faith shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. Each of Desktop and Individual shall use its best efforts to cause the Merger to qualify, and will not (both before and after consummation of the Merger) take any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368 of the Code.

     SECTION 5.12. PUBLIC ANNOUNCEMENTS. Desktop and Individual shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the National Association of Securities Dealers, Inc. if it has used all reasonable efforts to consult with the other party.

     SECTION 5.13. LISTING OF DESKTOP COMMON STOCK. Desktop shall use its reasonable best efforts to cause the shares of Desktop Common Stock to be issued in the Merger to be approved for listing on Nasdaq prior to the Effective Time.

     SECTION 5.14. CONVEYANCE TAXES. Desktop and Individual shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

     SECTION 5.15.  ACCOUNTANTS' LETTERS.  Upon reasonable notice from
Desktop, Individual shall use its best efforts to cause Coopers & Lybrand, LLP to deliver to Desktop a letter covering such matters as are requested by Desktop and as are customarily addressed in accountant's "comfort" letters.

     SECTION 5.16. POOLING ACCOUNTING TREATMENT. Each of Desktop and Individual agree not to take any action that would adversely affect the ability of Desktop to treat the Merger as a pooling of interests under GAAP.

     SECTION 5.17. THIRD PARTY CONSENTS. As soon as practicable following the date hereof, Desktop and Individual will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     SECTION 5.18. TAX-FREE REORGANIZATION. Desktop and Individual will each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. Desktop and Individual will each make available to the other party and their respective legal counsel copies of all returns requested by the other party.

     SECTION 5.19. BOARD OF DIRECTORS OF DESKTOP. The Board of Directors of Desktop shall recommend to the stockholders of Desktop and shall use all other reasonable efforts to take all actions necessary (i) to cause the Board of Directors of the Surviving Corporation, immediately after the Effective Time, to consist of seven (7) persons, four (4) of whom shall have served on the Board of Directors of Desktop immediately prior to the Effective Time (the "Former Desktop Directors"), and three (3) of whom (selected by the Chief Executive Officer of Individual and approved by the Chief Executive Officer of Desktop) shall have served on the Board of Directors of Individual immediately prior to the Effective Time (the "Former Individual Directors") and (ii) to constitute the Board of Directors of Desktop so that two Former Desktop Directors and one Former Individual Director shall be in the class of directors whose terms expire at the Annual Meeting of Stockholders for the third year after the Effective Date, one Former Desktop Director and one Former Individual Director shall be in the class whose term expires two years after the Effective Date, and one Former Desktop Director and one Former Individual Director shall be in the class whose term expires at the Annual Meeting one year after the Effective Date. If, prior to the Effective Time, any of the Individual or Desktop designees shall decline or be unable to serve as a Individual or Desktop director, Individual (if such person was designated by Individual) or Desktop (if such person was designated by Desktop) shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to the other party.

     SECTION 5.20. OFFICERS OF DESKTOP. At the Effective Time, Donald L. McLagan will continue to serve as the Chief Executive Officer, Chairman and President of the Surviving Corporation, Edward R. Siegfried will continue to serve as the Chief Financial Officer and Vice President-Finance and Operations of the Surviving Corporation and Michael E. Kolowich will become the Vice-Chairman of the Surviving Corporation.

     SECTION 5.21. CHANGE OF NAME.  Subject to the last sentence of Section
5.01 hereof, at the Desktop Stockholders' Meeting Desktop shall propose and recommend that its Certificate of Incorporation be amended at the Effective Time to change its name to "NewsEDGE Corporation".

     SECTION 5.22. FORM S-8. Desktop agrees to file a registration statement on Form S-8 for the shares of Desktop Common Stock issuable with respect to assumed Individual Stock Options no later than two (2) business days after the Closing Date.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     SECTION 6.01. CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or, to the knowledge of Desktop or Individual, threatened by the SEC;

          (b) Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been approved and adopted, by the requisite vote, under applicable law, by the stockholders of Individual and Desktop, respectively; and the issuance of shares of Desktop Common Stock by virtue of the Merger shall have been approved by the requisite vote under the rules of the National Association of Securities Dealers, Inc. by the Stockholders of Desktop.

          (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal;

          (d) Tax Opinions. Desktop and Individual shall have received substantially identical written opinions of Testa, Hurwitz & Thibeault, LLP and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. respectively, in form and substance reasonably satisfactory to them to the effect that the Mergers will constitute a reorganization within the meaning of Section 368 of the Code.

          (e) Nasdaq Listing. The Desktop Common Stock shall have been approved for listing, subject to notice of issuance, on Nasdaq.

          (f) Opinion of Accountants. Each of Desktop and Individual shall have received letters from each of Arthur Andersen LLP and Coopers & Lybrand, LLP, each dated within two (2) business days prior to the Effective Time, regarding those firms' concurrence with Desktop managements' and Individual managements' conclusions as to the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with this Agreement.

     SECTION 6.02. ADDITIONAL CONDITIONS TO OBLIGATIONS OF DESKTOP. The obligations of Desktop to effect the Merger are also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Individual contained in this Agreement (together with the Individual Disclosure Schedule) shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) or (iii) failures to be true and correct that would not have a Material Adverse Effect on Individual; and Desktop shall have received a certificate to such effect signed by the President and Chief Financial Officer of Individual;

          (b) Agreements and Covenants. Individual shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except to the extent any such non-performance or non-compliance would not have a Material Adverse Effect on Individual, and Desktop shall have received a certificate to such effect signed by the President and Chief Financial Officer of Individual;

          (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Individual for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Individual;

          (d) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Desktop from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Desktop or any of its subsidiaries of all or a material portion of the business or assets of Desktop or any of its subsidiaries, or seeking to compel Desktop or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Desktop or any of its subsidiaries, as a result of the Merger or the transactions contemplated by this Agreement;

          (e) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of Individual or any subsidiary of Individual having or reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

          (f) Affiliate Agreements. Desktop shall have received from each person who is identified in Section 5.07 of the Individual Disclosure Schedule as an "affiliate" of Individual an Affiliate Agreement, and each such Affiliate Agreement shall be in full force and effect;

          (g) Legal Opinion. Desktop shall have received a legal opinion from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to Individual, in a form reasonably acceptable to Desktop;

          (h) Transfer of Material Agreements. Individual shall have received all consents and approvals required to the Merger under Individual's agreements with Reuters NewMedia, Inc. and Netscape Communications, Inc.

          SECTION 6.03. ADDITIONAL CONDITIONS TO OBLIGATIONS OF INDIVIDUAL. The obligation of Individual to effect the Merger is also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Desktop contained in this Agreement (together with the Desktop Disclosure Schedule) shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date) and (iii) failures to be true and correct that would not have a Material Adverse Effect on Desktop; and Individual shall have received a certificate to such effect signed by the President and Chief Financial Officer of Desktop;

          (b) Agreements and Covenants. Desktop shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except to the extent any such non-performance or non-compliance would not have a Material Adverse Effect on Desktop, and Individual shall have received a certificate to such effect signed by the President and Chief Financial Officer of Desktop;

          (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Desktop for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Desktop; and

          (d) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Individual from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Individual or any of its subsidiaries of all or a material portion of the business or assets of Individual or any of its subsidiaries, or seeking to compel Individual or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Individual or any of its subsidiaries, as a result of the Merger or the transactions contemplated by this Agreement;

          (e) Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of Desktop or any subsidiary of Desktop having or reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          (f) Affiliate Agreements. Individual shall have received from each person who is identified in Section 5.08 of the Desktop Disclosure Schedule as an "affiliate" of Desktop an Affiliate Agreement, and each such Affiliate Agreement shall be in full force and effect;

          (g) Legal Opinion. Individual shall have received a legal opinion from Testa, Hurwitz & Thibeault, LLP, counsel to Desktop, in a form reasonably acceptable to Individual.

          (h) Consent. Desktop shall have received all consents and approvals required to the Merger under Desktop's agreement with Reuters, Inc.


                                  ARTICLE VII

                                  TERMINATION

     SECTION 7.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of Individual and Desktop:

          (a) by mutual written consent duly authorized by the Boards of Directors of Desktop and Individual; or

          (b) by either Desktop or Individual if the Merger shall not have been consummated by April 30, 1998 (provided that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

          (c) by either Desktop or Individual if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

          (d) by either Desktop or Individual, if the required approvals of the stockholders of Desktop or Individual contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote taken as a meeting of stockholders convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 7.01(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement); or

          (e) by Desktop, if the Board of Directors of Individual shall have withheld, withdrawn or modified in a manner adverse to Desktop its recommendation in favor of the Merger; or

          (f) by Individual, if the Board of Directors of Desktop shall have withheld, withdrawn or modified in a manner adverse to Individual its recommendation in favor of the Merger; or

          (g) by Desktop or Individual, upon a breach of any, covenant or agreement on the part of Individual or Desktop, respectively, set forth in this Agreement, in either case, such that the conditions set forth in Section 6.02(b), or Section 6.03(b), would not be satisfied (a "Terminating Breach"), provided that, if such Terminating Breach is curable prior to the expiration of 5 days from its occurrence (but in no event later than April 30, 1998) by Desktop or Individual, as the case may be, through the exercise of its reasonable best efforts and for so long as Desktop or Individual, as the case may be, continues to exercise such reasonable best efforts, neither Individual nor Desktop, respectively, may terminate this Agreement under this Section 7.01(g) unless such 5-day period expires without such Terminating Breach having been cured; or

          (h) by either Individual or Desktop, if Individual shall have accepted a Individual Superior Proposal or if the Board of Directors of Individual recommends a Individual Superior Proposal to the stockholders of Individual; or

          (i) by either Desktop or Individual, if Desktop shall have accepted a Desktop Superior Proposal or if the Desktop Board of Directors recommends a Desktop Superior Proposal to the stockholders of Desktop; or

          (j) by Individual, if there shall have occurred any Material Adverse Effect with respect to Desktop since the date of this Agreement; or

          (k) by Desktop, if there shall have occurred any Material Adverse Effect with respect to Individual since the date of this Agreement; or

          (l) by either Desktop or Individual, if the SEC determines that Desktop may not account for the Merger as a pooling of interests; or

          (m) by either Desktop or Individual, if any representation or warranty on the part of the other party set forth in this Agreement proves to have been untrue on the date hereof, if such failure to be true is reasonably likely to have a Material Adverse Effect.

     SECTION 7.02. NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under Section 7.01 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in Sections 7.02, 7.03 and 8.01 hereof, and
(ii) nothing herein shall relieve any party from liability for any willful breach hereof. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with its terms.

     SECTION 7.03.  FEES AND EXPENSES.

          (a) Except as set forth in this Section 7.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Desktop and Individual shall
                       --------  -------
share equally all fees and expenses incurred in relation to the preparation, printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

          (b) Individual shall pay Desktop a fee of $3,500,000, plus actual, documented and reasonable out-of-pocket expenses of Desktop relating to the transactions contemplated by this Agreement (including but not limited to, fees and expenses of Desktop's counsel, accountants and financial advisors) upon the earliest to occur of the following events:

               (i) the termination of this Agreement by Desktop pursuant to
     Section 7.01(e), 7.01 (g) or 7.01(m); or

               (ii) the termination of this Agreement by Desktop or Individual pursuant to Section 7.01(h); or

               (iii) the termination of this Agreement by Individual or Desktop pursuant to Section 7.01(d) as a result of the failure to receive the requisite vote for approval and adoption by the stockholders of Individual at the Individual Stockholders' Meeting, if Individual subsequently enters into an Alternative Transaction; or

               (iv) the delivery of information by Individual to a Third Party (as defined in paragraph (d) below) or described in Section 4.02(a)(iii) hereof.

          (c) Desktop shall pay Individual a fee of $3,500,000, plus actual, documented and reasonable out-of-pocket expenses of Individual relating to the transactions contemplated by this Agreement (including but not limited to, fees and expenses of Individual's counsel, accountants and financial advisors) upon the earliest to occur of the following events:

               (i) the termination of this Agreement by Individual pursuant to
     Section 7.01(f), 7.01(g) or 7.01(m); or

               (ii) the termination of this Agreement by Desktop or Individual pursuant to Section 7.01(i); or

               (iii) the termination of this Agreement by Individual or Desktop pursuant to Section 7.01(d) as a result of the failure to receive the requisite vote for approval and adoption by the stockholders of Desktop at the Desktop Stockholders' Meeting, if Desktop subsequently enters into an Alternative Transaction; or

               (iv) the delivery of information by Desktop to a Third Party as described in Section 4.02(b)(iii) hereof.

          (d) As used herein, "Alternative Transaction" means (i) a transaction pursuant to which any person (or group of persons) other than Desktop or its affiliates or Individual or its affiliates, as the case may be (a "Third Party"), acquires more than 50 percent of the outstanding shares, whether from Individual or Desktop, as the case may be, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Individual or Desktop, as the case may be, pursuant to which any Third Party acquires more than 50 percent of the outstanding equity securities of Individual or Desktop, as the case may be, or the entity surviving such merger or business combination or (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of subsidiaries of Individual or Desktop, as the case may be, or of the entity surviving any merger or business combination including any of them) of Individual or Desktop, as the case may be, and its subsidiaries having a fair market value equal to more than 50 percent of the fair market value of all the assets of Individual or Desktop, as the case may be, and its subsidiaries, taken as a whole, immediately prior to such transaction).

          (e) The fee payable pursuant to Sections 7.03(b)(i), (ii) and (iv) and 7.03(c)(i), (ii), (iv) shall be paid within one business day after the first to occur of the events described in Sections 7.03(b)(i), (ii) and (iv) and 7.03(c)(i), (ii) and (iv), as the case may be. The fee payable pursuant to Sections 7.03(b)(iii) and 7.03(c)(iii) shall be paid on the date of the closing of the Alternative Transaction giving rise to such fee, provided, however, that no fee shall be payable unless the party entering into an Alternative Transaction has completed or agreed to complete such Alternative Transaction within six months of termination of this Agreement.


                                 ARTICLE VIII

                              GENERAL PROVISIONS

          SECTION 8.01. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. Any disclosure made with reference to one or more sections of the Individual Disclosure Schedule or the Desktop Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided such relevance is reasonably apparent. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Sections 5.05, 5.06, 5.09, 5.19 and 5.22 shall survive the Effective Time indefinitely and those set forth in Sections 5.03 and 7.03 shall survive termination indefinitely. The Confidentiality Agreement shall remain in full force and effect and shall survive termination of this Agreement as provided therein.

          SECTION 8.02. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally, three days after being sent by registered or certified mail (postage prepaid, return receipt requested), one day after dispatch by recognized overnight courier (provided delivery is confirmed by the carrier) and upon transmission by telecopy, confirmed received, to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address):

           (a)  If to Desktop:

                    Desktop Data, Inc.
                    80 Blanchard Road
                    Burlington, MA  01803
                    Attn:  Donald L. McLagan

               With a copy to:

                    Testa, Hurwitz & Thibeault, LLP
                    High Street Tower
                    125 High Street
                    Boston, MA 02110
                    Attn:  Lawrence S. Wittenberg, Esq.

           (b)  If to Individual:

                    Individual, Inc.
                    8 New England Executive Park West
                    Burlington, MA  01803
                    Attn:  Michael E. Kolowich

               With a copy to:

                    Mintz, Levin, Cohn, Glovsky and Popeo, P.C.
                    One Financial Center
                    Boston, MA  02110
                    Attn:  Jonathan L. Kravetz, Esq.


     SECTION 8.03. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

          (a) "`affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person, including, without limitation, any partnership or joint venture in which Individual or Desktop, as the case may be, (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10 percent or more;

          (b) "business day" means any day other than a day on which banks in Boston are required or authorized to be closed;

          (c) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

          (d) "subsidiary" or "subsidiaries" of Individual, the Surviving Corporation, Desktop or any other person means any corporation, partnership, joint venture or other legal entity of which Individual, the Surviving Corporation, Desktop or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 8.04. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of Individual and Desktop, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.05. WAIVER. At any time prior to the Effective Time, any party hereto may, with respect to any other party hereto, (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound

     SECTION 8.06. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.07. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 8.08. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

     SECTION 8.09. ASSIGNMENT No party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto.

     SECTION 8.10. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, expressed or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.08 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

     SECTION 8.11. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 8.12. GOVERNING LAW. This agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

     SECTION 8.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, Desktop and Individual have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                              DESKTOP DATA, INC.


                              By:   /s/ Donald L. McLagan
                                    -------------------------------------
                                    Donald L. McLagan
                                    President and Chief Executive Officer

                              INDIVIDUAL, INC.


                              By:   /s/ Michael E. Kolowich
                                    -------------------------------------
                                    Michael E. Kolowich
                                    President and Chief Executive Officer